Exhibit 2.1

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

THE HANOVER INSURANCE GROUP, INC.

WITH AND INTO

ALLMERICA FINANCIAL CORPORATION

Pursuant to Section 253 of the

General Corporation of Law of the State of Delaware

Allmerica Financial Corporation, a Delaware corporation (the “Company”), does hereby certify to the following facts relating to the merger (the “Merger”) of The Hanover Insurance Group, Inc., a Delaware corporation (the “Subsidiary”), with and into the Company, with the Company remaining as the surviving corporation:

FIRST: The Company is incorporated pursuant to the General Corporation Law of the State of Delaware (the “DGCL”). The Subsidiary is incorporated pursuant to the DGCL.

SECOND: The Company owns all of the outstanding shares of each class of capital stock of the Subsidiary.

THIRD: The Board of Directors of the Company, by the following resolutions duly adopted on October 18, 2005, determined to merge the Company with the Subsidiary with the Company being the surviving corporation, pursuant to Section 253 of the DGCL:

RESOLVED, that, pursuant to Section 253 of the General Corporation Law of the State of Delaware, the Company merge (the “Merger”) with the Subsidiary with the Company being the surviving corporation of such Merger; that the effective time of the Merger shall be upon the filing of the Certificate of Ownership and Merger of the Subsidiary with and into the Company with the office of the Secretary of the State of the State of Delaware (or such subsequent time as may be specified therein) (the “Effective Time”); that it is the best interests of the Company to enter into the Merger; and that at the Effective Time, (i) the Company shall assume all of the Subsidiary’s liabilities and obligations, (ii) the identity, existence, rights, privileges, powers, franchises properties and assets of the Company shall continue unaffected and unimpaired by the Merger, and (iii) the identity and separate existence of the Subsidiary shall cease, and that all of the rights, privileges, powers, franchises, properties and assets of the Subsidiary shall be vested in the Company.

RESOLVED, that, at any time prior to the Effective Time, the Merger may be amended, modified, terminated or abandoned by action of the Board of Directors of the Company.

RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding or treasury share of capital stock of the Company shall remain unchanged and continue to remain outstanding or held in treasury, respectively, as one share of capital stock of the Company, held by the person who was the holder of such share of capital stock of the Company immediately prior to the Merger.

RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of common stock of the Subsidiary shall be cancelled and no consideration shall be issued in respect thereof.

RESOLVED, that, at the Effective Time, Article I of the Certificate of Incorporation of the Company shall be amended to read in its entirety as follows:

1. Name. The name of this corporation is THE HANOVER INSURANCE GROUP, INC.

RESOLVED, that each officer of the Company is authorized (i) to make and execute a Certificate of Ownership and Merger setting forth a copy of these resolutions and the date of adoption thereof, and, in the discretion of such officer, specifying therein an Effective Time subsequent to the filing thereof and (ii) to file the same in the office of the Secretary of State of the State of Delaware.

RESOLVED, that in connection with changing the Company’s name, each officer of the Company is authorized, in the name and on behalf of the Company, to enter into any agreements with the office of the Secretary of State of the State of Delaware, and to make and execute such additional certificates and to file the same in the office of the Secretary of State of the State of Delaware, in each case as may, in his or her judgment, be required or advisable.

RESOLVED, that in order for the Company to comply with all applicable regulations and requirements of federal, state and local governmental agencies and exchanges, each officer of the Company is authorized, in the name and on behalf of the Company, to prepare, execute and file or cause to be filed all reports, statements, documents, undertakings, commitments and information with any exchange or governmental agencies, including without limitation the insurance commissioner of any state, as may, in his or her judgment, be required or advisable in connection with the Merger or the Company’s name change.

RESOLVED, that if any federal, state or local governmental agency or exchange, including the insurance commissioner of any state, or any other entity, requires a prescribed form of resolution or resolutions to be adopted by the Board of Directors of the Company in connection with the change of the Company’s name, each such resolution shall be deemed to have been adopted hereby; and that each officer of the Company is hereby authorized to certify the adoption of all such resolutions as though such resolutions were set forth herein, all such resolutions to be inserted in the minute book of this Company following these resolutions.

RESOLVED, that, after the Effective Time, each officer of the Company is hereby authorized, in the name and on behalf of the Company, to apply to, and to take such steps and to execute such documents as may be required or desirable to, change the name in which the Company is qualified to do business, in such jurisdictions as it is qualified, to reflect the change in the Company’s name.

RESOLVED, that, after the Effective Time, each officer of the Company is hereby authorized, in the name and on behalf of the Company, to apply to, and to take such steps and to execute such documents as may be required or desirable to, use any alternate name, fictitious name, assumed name or other name in such jurisdictions as the Company is qualified, if such officer determines, in his or her judgment, it is required or desirable for the Company to use an alternate name, fictitious name, assumed name or other name.

RESOLVED, that, effective immediately following the Effective Time, the By-laws of the Company shall be amended by deleting the name “ALLMERICA FINANCIAL CORPORATION” from the heading thereof and substituting therefor the name “THE HANOVER INSURANCE GROUP, INC.”

RESOLVED, that each officer of the Company is hereby authorized, in the name and on behalf of the Company, to prepare, execute and file a listing application or supplemental listing application, and such other documents, and to take such steps, as may be necessary or desirable, with the New York Stock Exchange and if such officer determines it is required or advisable, any other exchanges on which the Company has listed securities, to reflect the change in the Company’s name and the change of the Company’s ticker symbol, from “AFC” to “THG”; and

RESOLVED, that each officer of the Company is hereby authorized to determine the form of the new stock certificate of the Company, which, effective immediately after the Effective Time, shall be the form of stock certificate of the Company.

RESOLVED, that each officer of the Company is hereby authorized to determine the form of the new corporate seal of the Company, which, effective immediately after the Effective Time, shall be the corporate seal of the Company.

RESOLVED, that all actions to be taken or heretofore taken by any officer or agent of the Company in connection with any matter referred to or contemplated by any of the foregoing resolutions be, and they hereby are, approved, ratified and confirmed in all respects.

RESOLVED, that each officer of the Company is authorized to do all acts and things and to sign, seal, execute, acknowledge, file, deliver and record all papers, instruments, agreements, documents and certificates, and to pay all charges, fees, taxes and other expenses, from time to time necessary, desirable or appropriate, in his or her judgment, to be done, signed, sealed, executed, acknowledged, filed, delivered, recorded or paid, under any applicable law, or otherwise, and to certify as having been adopted by this Board of Directors any form of resolution required by any law, regulation or agency, in order to effectuate the purpose of the foregoing resolutions or any of them or to carry out the transactions contemplated hereby.

FOURTH: The Company shall be the surviving corporation of the Merger. The name of the surviving corporation shall be amended in the Merger to be “The Hanover Insurance Group, Inc.”

FIFTH: The Certificate of Incorporation of the Company as in effect immediately prior to the effective time of the Merger shall be the certificate of incorporation of the surviving corporation, except that the heading thereof shall be amended by deleting the name “ALLMERICA FINANCIAL CORPORATION” and substituting therefor the name “THE HANOVER INSURANCE GROUP, INC.” and Article I thereof shall be amended to read in its entirety as follows:

1. The name of the corporation is THE HANOVER INSURANCE GROUP, INC.

SIXTH: This Certificate of Ownership and Merger, and the Merger provided for herein, shall not become effective until, and shall become effective at 12:01 a.m. on December 1, 2005.

[remainder of page is intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Certificate of Ownership and Merger to be executed by its duly authorized officer this 18th day of November, 2005.

ALLMERICA FINANCIAL CORPORATION

By:	/s/ J. KENDALL HUBER
Name:	J. Kendall Huber
Title:	Senior Vice President – General Counsel